Exhibit 10.3

YORK PRODUCTIONS, LLC

(a Florida limited liability company)

OPERATING AGREEMENT

Effective as of June 1, 2010

ARTICLE 7: WITHDRAWAL, DEATH, INCOMPETENCY OR DISSOLUTION OF MEMBERS AND MANAGER	12
§7.1 Withdrawal of Member	12
§7.2 Death or Bankruptcy of Member	12

ARTICLE 8: AMENDMENT OF THE AGREEMENT	12
§8.1 Amendments by Managers	12
§8.2 Other Amendments	12

ARTICLE 9: TERMINATION, DISSOLUTION AND LIQUIDATION OF THE COMPANY	12
§9.1 Events of Dissolution	12
§9.2 Liquidation	12
§9.3 Election of Liquidating Trustee	13
§9.4 Statements	13

ARTICLE 10: POWER OF ATTORNEY	13
§10.1 Appointment of Manager as Attorney	13
§10.2 Power of Attorney Irrevocable	13
§10.3 Survival of Power of Attorney on Transfer	13

ARTICLE 11: MISCELLANEOUS PROVISIONS	14
§11.1 Notices.	14
§11.2 Waiver of Notice.	14
§11.3 Application of Florida Law.	14
§11.4 Waiver of Action for Partition.	14
§11.5 Execution of Additional Instruments.	14
§11.6 Construction.	14
§11.7 Headings.	14
§11.8 Waivers.	14
§11.9 Rights and Remedies Cumulative.	14
§11.10 Severability.	14
§11.11 Heirs, Successors and Assigns.	14
§11.12 Counterparts.	14

York Productions, LLC

(A Florida Limited Liability Company)

OPERATING AGREEMENT

This Operating Agreement (this “Agreement”) is made and entered into as of June 1, 2010, by and among Alexander Bafer (“Bafer”) and Christopher Leone (“Leone” and collectively with Bafer, the “Manager” and the “Class A Members”), and Nicholas Turturro (“Turturro” and the “Class B Member”) (individually a “Member” and collectively the “Members”). The parties to this Agreement, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, agree as follows:

ARTICLE 1:  GENERAL

§1.1

Name and Organization  The name of this limited liability company shall be “York Productions, LLC”.  The Company has been organized as a Florida limited liability company pursuant to the provisions of the Act by the execution and filing of the Articles of Organization (the “Articles”) with the Florida Department of State of the State of Florida. Except as otherwise provided in the Articles or this Agreement or as otherwise required by the non-waivable provisions of the Act, the operation, administration and internal affairs of the Company and the rights and obligations of the Manager and the Members shall be governed by this Agreement to the extent set forth herein.

§1.2

Principal Office.  The principal office of the Company shall be located at 2200 NW Corporate Boulevard, Suite 303, Boca Raton, Florida 33431 or at such other location as the Manager may from time to time select, which location need not be in the State of Florida. The Company may have such additional office or offices within or without the State of Florida that the Manager, on behalf of the Company, selects from time to time.

§1.3

Purpose.  The general character of the business of the Company shall be to engage in any activities in which a limited liability company may lawfully engage under the Act, including, without limitation: (a) to finance, produce and distribute one or more television pilots, that will be licensed for exploitation in domestic and international theatrical, television, cable, home video and pay per view markets; and (b) to engage in any other activities incidental or related thereto.

§1.4

General Powers.  Except as restricted by the Articles and this Agreement, the Company shall have and may exercise all powers and rights that a limited liability company may exercise legally pursuant to the Act.

§1.5

Term.  The Company shall have a perpetual existence, unless sooner terminated under the provisions of Article 9 of this Agreement.

§1.6

Agent for Service of Process.  The name and business address of the agent for service of process for the Company is Alexander Bafer, 2200 NW Corporate Boulevard, Suite 303, Boca Raton, Florida 33431.  The Company may change the agent for service of process from time to time by filing the appropriate statements with the Secretary of State pursuant to the Act.

§1.7

Members. The members of the Company (the “Members”) shall be: (i) the Class A Members, (ii) the Class B Members, and (iii) each Person admitted as a successor or assignee of such Members pursuant to this Operating Agreement.  The Members shall be identified as such on Schedule A, as such Schedule shall be amended from time to time.  The names and addresses of the Members, the amount of their contribution to the capital of the Company, the number of Interests credited to each Member and their Percentage Interests are set forth in Schedule A.  The admission of any Person as a Member shall become effective when such Person has satisfied the conditions to Membership set forth in §§5.7 or 6.1, as applicable.  This Operating Agreement shall be deemed to constitute written consent by all Members for the Manager to admit any such Person as a Member.  Neither the admission of any Person as a Member, nor the withdrawal, termination or removal of any Person as a Member, shall dissolve the Company.

§1.8

Definitions.  The capitalized terms used in this Agreement shall have the meanings as defined or referenced below.  Defined terms used in only one section of this Agreement may not be listed below.

“Act” means the Florida Limited Liability Companies Act, set forth in Chapter 608 of the Florida Statutes, as amended from time to time, and the corresponding provisions of any succeeding law.  Any reference herein to a certain Section of the Act shall also refer to such Section as amended from time to time, and the corresponding sections of any succeeding law.

“Additional Interests” mean all additional Interests issued by the Company.

“Adjusted Capital Account Balance” is defined in §3.10.

“Affiliate” when used with respect to any Person, means: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or membership interests of such Person; (iii) any officer, director, member, manager or general partner of such Person; or (iv) any Person who is an officer, director, member, manager, general partner, trustee or holder of 10% or more of the voting securities or membership interests of any Person described in clauses (i) through (iii).

“Agreement” means this Operating Agreement of the Company.

“Articles” means the Articles of Organization filed by the Company with the Florida Department of State of the State of Florida, as amended from time to time.

“Capital Account” means the account established and maintained for each Member pursuant to §3.6 of this Agreement.

“Capital Contribution” means the dollar amount of any cash or the fair market value of any property, contributed to the capital of the Company by a Member pursuant to §2.1 of this Agreement as consideration for the purchase of Interests by such Member, or as additional capital pursuant to §2.2.

“Carrying Value” is defined in §3.10.

“Code” is defined in §4.7.

“Company” means York Productions, LLC, a Florida limited liability company, formed pursuant to the Articles and governed by the provisions of this Agreement.

“Class A Member” is defined in the Preamble of this Agreement.

“Class A Member’s Percentage Interest” means, with respect to each Class A Member, the Percentage Interest held by such Class A Member, divided by the aggregate Percentage Interest held by all Class A Members.

“Fiscal Year” means the calendar year.

“Class B Member” is defined in the introductory paragraph of this Agreement.

“Class B Member’s Percentage Interest” means, with respect to each Class B Member, the Percentage Interest held by such Class B Member divided by the aggregate Percentage Interest held by all Class B Members.

“Losses” is defined in §3.7.

“Manager” means Bafer and Leone and each Person who succeeds either of them as Manager hereunder.

“Member” is defined in §1.7.

“Member’s Percentage Interest” means, with respect to each Member, the Interest held by such Member divided by the aggregate Interests held by all Members.

“Membership Interest” means a Member’s entire interest in the Company, including the Member’s share of the Company’s Profits and Losses, the right to receive distributions from the Company, and the Member’s Capital Account.

“Minimum Gain” is defined in §3.10.

“Net Cash Flow” is defined in §3.9.

“Percentage Interest” means, with respect to any Member, the percentage set forth opposite such Member’s name on Schedule I hereto, as amended from time to time, and, with respect to any valid transferee of a Membership Interest, the Percentage Interest of the Member whose Membership Interest has been acquired by such transferee to the extent such transferee has validly succeeded to that Member’s Membership Interest.

“Permitted Transfers” means a Transfer of all or any part of a Member’s Membership Interest (a) to another Member, at such price and on such other terms as the parties may agree; (b) to a lineal descendant of the transferring Member, if such transferring Member is a natural person; (c) to the estate of the transferring Member, if such transferring Member is a natural person, upon his or her death; (d) to a trust created by or on behalf of the transferring Member, if such transferring Member is a natural person and the primary beneficiaries of the trust are any one or more of the transferring Member, his or her spouse, his or her lineal descendants and their spouses and any organization described in Section 2055(a) of the Code; or (e) to a Person controlled by such Member and/or such Member’s lineal descendants.

“Person” means any natural person, partnership, limited partnership, trust, estate, association, limited liability company or corporation.

“Profits” is defined in §3.7.

“Reserves” means, with respect to any Fiscal Year, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager, in the Manager’ discretion, for working capital contingencies, and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business.

“Securities” shall mean any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security.  The term “Security” shall mean one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Securities Act, together with all rules and regulations promulgated thereunder.

“Stated Value” means, with respect to any Interest, an amount equal to the initial Capital Contribution made to the Company in respect of such Interest.

“Transfer” is defined in §6.1.

“Treasury Regulations and Treas. Reg.” are defined in §4.7.

“Interests” has the meaning set forth in §2.1.

“Unreturned Capital Contribution” means, with respect to each Member, the amount equal to the excess, if any, of (a) the aggregate amount of Capital Contributions made in exchange for, or on account of, such Member Interests, over (b) the aggregate amount of prior Distributions made by the Company that constitute a return of such Capital Contribution.

“Voting Majority of the Class A Members” means, at any time of determination, Class A Members holding a majority of the Class A Members’ Percentage Interests.

“Voting Majority of the Class B Members” means, at any time of determination, Class B Members holding a majority of the Class B Members’ Percentage Interests.

“Voting Majority of the Members” means, at any time of determination, Members holding a majority of the Members’ Percentage Interests.

ARTICLE 2:  CAPITAL; LOANS BY MEMBERS

§2.1

Initial Capital Contribution; Interests.  All Capital Contributions of the Members shall be credited to the Members’ Capital Accounts maintained by the Company, in accordance with §3.6.  Except as otherwise specifically provided in this Agreement, no interest shall be paid on Capital Contributions.  The Members have made the following initial capital contributions:

(a)

Class A Member. In consideration for its Class A Interests the Class A Member has agreed to contribute a minimum of $75,000 to the capital of the Company on or before June 15, 2010.  In the event the Class A Member fails to make any of the foregoing contributions the Class A Member’s Class A Interests will be cancelled upon the receipt by the Manager, within 30 days of the missed deadline, of written demand from the Class B Member.  Upon the timely receipt of the written demand notice, the Manager shall promptly cancel the Class A Interests, all capital contributed to the Company by the Class A Members shall be immediately returned to them, and Bafer and Leone shall resign all positions then held with the Company.

(b)

Class B Member.  In consideration for its Class B Interests the Class B Member has entered into an agreement pursuant to which he has transferred to the Company all of his interests in and to the television pilot project “The Doorman.”

“Interests” is a term used in this Agreement for the purpose of making certain allocations and distributions pursuant to the provisions of this Agreement.  Interests shall not represent a Member’s interest in the capital of the Company, which is determined solely by a Member’s Capital Account.  No Member shall be deemed to have received any interest in the capital of the Company at the time of, or merely because of, the allocation to such Member of Interests under this Agreement.

§2.2

Additional Capital; Issuance of Additional Interests. No Member shall be required to make any additional Capital Contributions.  If the Manager determines that it is in the best interest of the Company to obtain additional capital, the Manager may obtain additional capital from existing Members or by incurring indebtedness on such terms and conditions as the Manager may deem appropriate.  Except as provided herein, no Member shall have any preemptive, preferential or similar rights with respect to additional Capital Contributions.

§2.3

No Return of Capital.  No Member shall be personally liable for the return of the Capital Contributions of a Member or any portion thereof, it being expressly understood that any such return shall be made solely from the Company’s assets.

§2.4

Loans From Members. The Company may, at the Manager’s discretion, borrow funds from any Member or Members or any Affiliate of any Member for use in the operation of its business.  Any loans made pursuant to this §2.4 shall be payable upon demand or upon such other commercially reasonable terms as the Manager shall determine.  In making any such loan, any Member shall be treated as a general creditor of the Company and not as a Member.

ARTICLE 3 :  FISCAL YEAR; ACCOUNTING; ALLOCATION OF

PROFITS AND LOSSES; DISTRIBUTIONS

§3.1

Fiscal Year.  The fiscal year of the Company shall be the calendar year (the “Fiscal Year”).

§3.2

Method of Accounting. The Company’s books shall be kept in such manner and by using such method of accounting as the Manager may determine.  The Manager may change accounting methods if the Manager determines such change to be in the best interests of the Company or the Members.

§3.3

Books of Account; Records.  The Company shall keep proper books of account at the principal office of the Company which shall be open for reasonable examination and copying by any Member or its authorized representative.  The Company may charge its reasonable costs of copying and mailing any such books and records.

§3.4

Annual Reports. Within 90 days following the completion of each Fiscal Year, the Company shall deliver to each Member with respect to such quarterly period or Fiscal Year, an unaudited report containing the following:  (i) a balance sheet; (ii) a statement of income, Members’ equity and cash flows; and (iii) any other pertinent information the Manager deems pertinent regarding the Company’s activities.

§3.5

Tax Information.  Within 120 days after the end of each Fiscal Year, the Company shall deliver to each Member with respect to such Fiscal Year a statement showing all items of income, gain, loss, deduction and credit of the Company for federal income tax purposes and each Member’s allocated share thereof, together with all other information regarding the Company necessary for the preparation of the Members’ federal income tax returns.  The Company shall cause all tax returns and reports required to be filed by the Company to be prepared and timely filed with the appropriate authorities and shall, upon the reasonable request of any Member, furnish to such Member such tax returns and reports promptly after the filing of the same.  The Company shall retain such tax returns and reports for the Company’s three most recent tax years.

§3.6

Maintenance of Capital Accounts.  A capital account (“Capital Account”) shall be maintained by the Company for each Member in accordance with Treas. Reg. §1.704-1(b)(2)(iv).  The initial amount credited to the Capital Account of each Member shall be the amount of such Member’s initial Capital Contribution to the Company.  The Capital Account of each Member shall also be (i) credited with the amount of any additional contributions made by such Member, (ii) credited with the amount of any Profits and any other items of income or gain allocated to such Member, (iii) debited by the amount of any Losses and any other items of loss or deduction allocated to such Member, and (iv) debited with the amount of all actual and deemed distributions made to such Member.  Any contribution or distribution of property in kind shall be credited or debited, respectively, in an amount equal to the Carrying Value of such property, net of liabilities secured by such property that the Company or a Member, respectively, is considered to assume or take subject to under Code Section 752.  Upon adjustment to the adjusted tax basis of the Company’s property pursuant to Code Sections 732, 734 or 743, the Capital Accounts of the Members shall be adjusted as provided in Treas. Reg. §1.704-1(b)(2)(iv)(m).

§3.7

Allocation of Profits and Losses.

(a)

After the special allocations pursuant to §3.10 have been made, Profits for any Fiscal Year shall be allocated among the Members as follows:

(i)

First, to the Members in the same percentages as any prior Losses have been allocated to the Members pursuant to §3.7(b) until the aggregate Profits so allocated to the Members equal the aggregate prior Losses so allocated to the Members;

(ii)

Thereafter, to the Members in accordance with their Percentage Interests.

(b)

After the special allocations pursuant to §3.10 have been made, Losses for any Fiscal Year shall be allocated among the Members as follows:

(i)

First, to the Members in the same percentages as any prior Profits have been allocated to the Members pursuant to §3.7(a) until the aggregate Losses so allocated to the Members equal the aggregate prior Profits so allocated to the Members;

(ii)

Thereafter, to the Members in accordance with their Percentage Interests.

(c)

“Profits” and “Losses” shall mean an amount equal to the Company’s taxable income or loss, respectively, for any period from all sources, determined in accordance with Code Section 703(a), adjusted in the following manner:  (i) the income of the Company that is exempt from federal income tax or not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as described in such Section pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(i) or not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) in the event the Carrying Value of any Company asset is adjusted pursuant to subsection (c)(ii) or (iii) of §3.10, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; (iv) gain or loss resulting from the disposition of an asset shall be computed by reference to the Carrying Value of such asset; (v) a deduction for Depreciation shall be taken in lieu of the deduction for depreciation, amortization or cost recovery allowable for such Fiscal Year for federal income tax purposes; (vi) to the extent an adjustment under Code Section 734(b) is required by Treas. Reg. §1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest, the amount of such item shall be treated as an item of gain or loss from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) any items that are specially allocated pursuant to §3.7 and §3.10 shall not be taken into account in computing Profits and Losses. “Depreciation” shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or cost recovery deduction allowable for such Fiscal Year for federal income tax purposes, unless the Carrying Value for an asset differs from the adjusted basis of such asset for federal income tax purposes, in which case Depreciation shall mean an amount that bears the same ratio to the beginning Carrying Value as the depreciation, amortization or cost recovery deduction for federal income tax purposes bears to the beginning adjusted tax basis, provided, however, that if the adjusted basis of an asset is zero at the beginning of a Fiscal Year, Depreciation shall be determined by the Manager by using any reasonable method.

§3.8

Distributions.   Except in connection with the liquidation of the Company, in which case all distributions shall be made in accordance with Article 9, the Manager may make an annual distribution of Net Cash Flow (the “Annual Distribution”) to the Members in accordance with their Percentage Interests.

§3.9

Definition of Net Cash Flow.  “Net Cash Flow” of the Company as determined for any period shall be computed as determined in the sole discretion of the Managers.

§3.10

Tax Provisions.

(a)

Allocations Required by Treasury Regulations.

(i)

(A)

Subject to the exceptions set forth in Treas. Reg. §§1.704-2(f)(2)--(5), if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Minimum Gain, determined in accordance with Treas. Reg. §1.704-2(g)(2).  “Minimum Gain” shall have the meaning set forth in Treas. Reg. §§1.704-2(b)(2) and 1.704-2(d).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treas. Reg. §§1.704-2(b)(2) and (f) and shall be interpreted consistently therewith.

(B)

Subject to the exceptions set forth in Treas. Reg. §1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. §1.704-2(i)(3), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. §1.704-2(i)(5).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treas. Reg. §1.704-2(i)(4) and shall be interpreted consistently therewith.  “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, determined in accordance with Treas. Reg. §1.704-2(i) with respect to “partner nonrecourse debt minimum gain.”  “Member Nonrecourse Debt” shall have the meaning set forth in Treas. Reg. §1.704-2(b)(4) for “partner nonrecourse debt.”

(ii)

In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. §1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit in that Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as quickly as possible.  This paragraph is intended to constitute a “qualified income offset” within the meaning of Treas. Reg. §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  “Adjusted Capital Account Balance” means the balance in the Capital Account of a Member as of the end of the relevant Fiscal Year of the Company, after giving effect to the following:  (a) credit to such Capital Account any amounts the Member is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. §§1.704-2(g)(1) and 1.704-2(i)(5), and (b) debit to such capital account the items described in Treas. Reg. §§1.704-1(b)(2)(ii)(d)(4), (5) and (6).

(iii)

Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members in accordance with their Percentage Interests. “Nonrecourse Deductions” shall have the meaning set forth in Treas. Reg. §1.704-2(b)(1).  The amount of Nonrecourse Deductions for a Company Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Treas. Reg. §1.704-2(c).  “Nonrecourse Liability” shall have the meaning set forth in Treas. Reg. §1.704-2(b)(3).

(iv)

Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. §1.704-2(i).  “Member Nonrecourse Deductions” shall have the meaning set forth in Treas. Reg. §1.704-2(i)(2) for “partner nonrecourse deductions.”  For any Company taxable year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the net increase during the year, if any, in the amount of Member Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Member Nonrecourse Debt Minimum Gain.

(v)

The allocations set forth in this subsection (a) are intended to comply with certain requirements of Treasury Regulations promulgated under Code Section 704.  Such allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction to each Member so that, to the extent possible, and to the extent permitted by Treasury Regulations, the net amount of such allocations of other Profits, Losses, and other items and such allocations to each Member shall be equal to the net amount that would have been allocated to each Member if such allocations had not been made.

(b)

Rules of Application.

(i)

Profits and Losses and other items of income, gain, loss and deduction shall be allocated to the Members in accordance with the portion of the year during which the Members have held their respective interests.  All items of income, loss and deduction shall be considered to have been earned ratably over the period of the Fiscal Year of the Company, except that (A) gains and losses arising from the disposition of assets shall be taken into account as of the date thereof, and (B) with the consent of the Manager and all affected parties, the preceding items may be allocated by using an “interim closing of the books” method.

(ii)

In the event the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

(iii)

To the extent any payments in the nature of fees paid to a Member are finally determined to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

(iv)

Losses shall not be allocated to any Member to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Member continues to have a positive Adjusted Capital Account Balance; in such event Losses shall first be allocated to Members with positive Adjusted Capital Account Balances in proportion to such balances, until their positive Adjusted Capital Account Balances have been reduced to zero.  To the extent that any Losses are allocated pursuant to this paragraph, Profits shall thereafter be allocated in reverse order of such allocations of Losses to the extent of such Losses.

(v)

The allocation of Profits and Losses to any Member shall be deemed to be an allocation to that Member of the same proportionate part of each separate item of taxable income, gain, loss, deduction or credit that comprises such Profits and Losses.

(c)

Rules Concerning Calculations of Profits and Losses and Code Section 704(c)

Tax Allocations.

(i)

For purposes of computing Profits and Losses, “Carrying Value” shall mean (A) with respect to contributed property, the agreed value of such property reduced (but not below zero) by Depreciation, (B) with respect to property the book value of which is adjusted pursuant to Treas. Reg. §§1.704-1(b)(2)(iv)(d), (e) or (f), the amount determined pursuant to subsection (c)(ii) or (iii), and (C) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.

(ii)

Upon the “liquidation” of the Company within the meaning of Treas. Reg. §1.704-1(b)(2)(ii)(g), the Carrying Value of the Company property shall be adjusted to its fair market value, as determined by the Manager.  The Carrying Value of the Company property may be adjusted to its fair market value, as determined by the Manager, upon the occurrence of either of the following events:

(A)

The acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; or

(B)

The distribution by the Company to a Member of more than a de minimis amount of property or money in consideration for an interest in the Company.

A revaluation of the Company property referred to in the two immediately preceding sentences shall be made in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(f) based on the fair market value of Company properties, as determined by the Manager using such reasonable methods of valuation as they adopt.

(iii)

Immediately prior to the distribution of any Company property, the Carrying Value of such distributed property shall be adjusted to its fair market value, as determined by the Manager.

(iv)

In accordance with Code Section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any contributed property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its agreed value, pursuant to any method permitted by the regulations and chosen by the Manager.

(v)

In the event the Carrying Value of any Company asset is adjusted as described in paragraph (ii) or (iii) above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the regulations thereunder.

ARTICLE 4:  RIGHTS AND DUTIES OF MANAGER

§4.1

Management.  The Managers (each a “Manager” and collectively the “Managers”) of the Company shall be Bafer and Leone. The Managers shall have full, exclusive and complete authority and control in the management of the Company business with all rights and powers generally conferred by law or necessary or advisable and consistent therewith and with the provisions of this Agreement.

§4.2

Rights and Powers.  The rights and powers of the Managers, by way of illustration but not by way of limitation, shall include the right and power, on such terms as it deems reasonable, to:

(a)

execute any and all contracts, franchise agreements, other agreements (including any agreement regarding the financing, production and distribution of “The Doorman”), or other instruments and perform any acts determined by it to be necessary or advisable to carry out the intentions and purposes of the Company;

(b)

borrow money on such terms as it may determine from banks, other lending institutions, and other lenders, including any Member or Affiliate of a Member for any Company purpose, and to pledge or mortgage Company assets to secure repayment of the borrowed sums, and to execute in connection therewith any notes, security agreements, mortgages, pledges, deeds of trust or other loan documents required by any lender in connection therewith;

(c)

invest Company funds in bank savings accounts, savings and loan associations, commercial paper, government securities, certificates of deposit, bankers’ acceptances and other interest-bearing obligations, and deposit, withdraw, pay, retain and distribute Company funds in any manner consistent with the provisions of this Agreement;

(d)

admit additional Members and substitute Members;

(e)

perform any and all acts necessary to pay any and all organizational expense incurred in the creation of the Company and in raising additional capital, including without limitation broker’s commissions, legal and accounting fees (it being understood that all expenses incurred in the creation of the Company and the commencement of the Company business shall be borne by the Company); and compromise, arbitrate or otherwise settle or adjust claims in favor of or against the Company and commence or defend litigation with respect to the Company or any assets of the Company as deemed advisable, all or any of the above matters being at the expense of the Company, and execute, acknowledge and deliver any and all instruments to effect any and all of the foregoing;

(f)

purchase goods or services, including management and leasing from any corporation or other form of business enterprise whether or not such corporation or business enterprise is owned or controlled, or affiliated with any Member, or corporations or business enterprises in which any Member may have an interest as a shareholder, officer, director, partner, member or proprietor, and any profits or income earned by such corporation or business enterprise as the result of such transaction shall belong to it and not to the Company;

(g)

establish Company offices at such places as may be appropriate, hire Company employees, obtain the services of independent contractors and consultants, engage counsel, and otherwise arrange for the facilities and personnel necessary to carry out the purposes and business of the Company, the cost and expense thereof and incidental thereto to be borne by the Company;

(h)

arrange for a facsimile signature for itself for the purpose of executing such checks or other writings or legal instruments as may be necessary or desirable in the Company business;

(i)

maintain any insurance coverage deemed necessary or appropriate by the Manager, in such amounts and of such types as shall be determined by the Manager, including without limitation public liability insurance coverage and insurance covering the indemnification by the Company provided in §4.5; and

(j)

take and do any and all acts and exercise any and all other authority and powers with respect to the Company or its business that are lawful and not prohibited by the Articles or this Agreement in order to effectuate any of the foregoing on such terms and conditions as the Managers, in their discretion, determine to be necessary, convenient, desirable, appropriate or incidental to the purposes of the Company or the provisions of this Agreement.

Unless authorized to do so by this Agreement or a Manager, no attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.  No Member shall have any power or authority to bind the Company unless the Member has been authorized by a Manager to act as an agent of the Company, in accordance with the previous sentence.

§4.3

Duties of Managers; Not Required to Devote Full Time  The Managers shall manage or cause to be managed the affairs of the Company in a prudent and business-like manner and shall devote such time to the Company affairs as it shall in its, his or her discretion exercised in good faith determine is reasonably necessary for the conduct of such affairs; provided, however, that it is expressly understood and agreed that a Manager shall not be required to devote its entire time, resources, or attention to the business of the Company.  Furthermore, the Managers are expressly authorized to cause any or all of their duties to be performed by one or more Persons (any of which may be an Affiliate of the Manager) pursuant to such terms and conditions as the Managers, in their discretion, may determine.  In carrying out its obligations, the Managers shall do such acts as may be required by law to qualify and maintain the Company as a limited liability company under the Act.

§4.4

Resignation, Removal, Replacement  A Manager may resign as a manager of the Company (without withdrawing as a Member) by giving at least ninety (90) but not more than one hundred eighty (180) days’ notice in writing of its intention to do so to all the other Members.  Bafer and Leone cannot be removed by the Members.  If Bafer or Leone should cease to serve as a Manager by reason of resignation, death or otherwise, then the other Manager shall remain as the sole Manager of the Company.  If Bafer and Leone should each cease to serve as Managers by reason of their resignation, death or otherwise, then the Voting Majority of the Members shall promptly appoint another Person as the Manager of the Company. Managers other than Bafer or Leone shall serve at the pleasure of the Members and may be removed at any time with the approval of a Voting Majority of the Members.

§4.5

Exculpation of Managers; Indemnity.  In carrying out their duties hereunder, the Managers shall not be liable to the Company or to any Member for their good faith actions, or failure to act, or for any errors of judgment, or for any act or omission believed in good faith to be within the scope of authority conferred by this Agreement, but only for their own willful misconduct in the performance of its obligations under this Agreement.  Actions or omissions taken in reliance upon the advice of legal counsel as being within the scope of authority conferred by this Agreement shall be conclusive evidence of such good faith; however, good faith may be determined without obtaining such advice.

The Company does hereby indemnify and hold harmless each of the Managers, their Affiliates and their agents, officers, employees, partners, members and directors against and from any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (together, “Claims”), in which the indemnified person may be involved, or threatened to be involved, as a party or otherwise by reason of their status as a Manager or an Affiliate thereof, an agent, officer, employee, partner, member or director of a Manager or an Affiliate thereof, or a person serving at the request of the Company in another entity in a similar capacity, which relates to or arises out of the Company, its  property, business or affairs, regardless of whether the indemnified person continues to be a Manager or an Affiliate thereof or their agent, officer, employee, partner, member or director at the time any such liability or expense is paid or incurred, if (i) the indemnified person acted in good faith and in a manner it believed to be in or not opposed to the best interests of the Company, (ii) the indemnified person’s conduct did not constitute gross negligence or willful misconduct, (iii) in connection with any criminal action or proceeding, the indemnified person had no reasonable cause to believe its conduct was unlawful, (iv) with respect to Claims by or in the right of the Company, the indemnified person is not adjudged to be negligent or liable for misconduct, unless a court determines pursuant to the Act that indemnification is nonetheless appropriate, and (v) the standards set forth in clauses (i) and (ii), and, if applicable, (iii) and (iv), are met as determined in each case by (w) a majority vote of a quorum of Managers who are not parties to or threatened to be made parties to the Claims in issue, (x) by independent legal counsel as described in the Act, (y) by all the Members, or (z) by an appropriate court as provided in the Act.  Notwithstanding clauses (iii) and (iv), an indemnified person shall be eligible for indemnification hereunder to the extent it has been successful on the merits with respect to any Claim.  In no event shall any Member be required to make an additional capital contribution to carry out this indemnification provision.

§4.6

Reliance of Third Parties on Authority of Manager.  No financial institution or any other person, firm or corporation dealing with a Manager shall be required to ascertain whether the Manager is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the acts and assurances of and the execution of any instruments by such Manager.

§4.7

Tax Elections; Tax Matters Member.  The Managers shall have the exclusive right to make and determine, in their sole discretion, all options and elections with respect to the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and Treasury Regulations (“Treasury Regulations” or “Treas. Reg.”) issued thereunder.  As an example of, but not in limitation of, the general authority conferred by the preceding sentence, the Managers shall determine whether and when to make or revoke the election under Code Section 754.  Bafer shall be the “tax matters partner” (as defined in Code Section 6231) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, and to expend Company funds for professional services and costs associated therewith.  The tax matters partner shall provide all notices and perform all acts required of a tax matters partner under Subchapter C of Chapter 63 of the Code.  The Managers are authorized to take any action that they determine to be necessary to comply with the requirements of Code Sections 1441, 1442, 1445 or 1446 with respect to withholding certain amounts with respect to payments or distributions to a Member who is not a U.S. person (as defined in Code Section 7701) or withholding of certain amounts with respect to the sale of a “United States real property interest” (as defined in Code Section 897).

§4.8

Manager May Compete.  The Members hereby acknowledge that a Manager may from time to time engage in business enterprises similar to the business of the Company and competitive with the business of the Company without restriction and with no obligation to account to the Company or to the Members for such activities.  A Manager is not obligated to offer business opportunities to the Company.

§4.9

Compensation of Manager or Affiliate; Reimbursement of Expenses.  The Managers may receive a salary for their service as Manager(s) of the Company.  In addition, all expenses of the Managers incurred in connection with managing the Company shall be reimbursed by the Company, or, if billed directly to the Company, shall be paid by it.

§4.10

Control Rights of Class B Member.  Notwithstanding any provision of this Agreement to the contrary, the Managers must receive the approval of the Class B Member prior to taking any action with respect to the following matters:

(a)

The reduction of the budget for The Doorman project (the “Project”) from that set forth in that certain Production Services Agreement between the Company and Nick Nick, Inc. (the “Production Agreement”);

(b)

The adjustment of the production schedule as set forth in the Production Agreement;

(c)

Directing any of the creative aspects of the Project or the production thereof;

(d)

The marketing of the Project; or

(e)

The sale or distribution of all or any of the Company’s rights in the Project.

ARTICLE 5:  MEMBERS; RIGHTS OF AND LIMITATIONS ON MEMBERS

§5.1

Members.  The rights of a Member shall be as described in this Agreement and such rights may be transferred to another Person only upon a transfer of the Members’ entire Membership Interest in accordance with Article 6, below.

§5.2

Additional Members.  The Manager may admit additional Members to the Company as provided in this Agreement.  The transferee of the interest in the Company of an existing Member shall not become a Member until admitted as a substituted Member pursuant to §6.1.

§5.3

Members May Compete.  Members shall not in any way be prohibited from or restricted in engaging or owning an interest in any other business venture of any nature, including any venture which might be competitive with the business of the Company, and the Company may engage Members or persons or firms associated with them for specific purposes and may otherwise deal with such Members, on terms and for compensation to be agreed upon by any such Member and the Company.

§5.4

Limitations on Members.  No Member shall have the right:

(a)

to take part in the control of the Company business or to sign for or to bind the Company, except as set forth in §4.10 hereof or with respect to any Member who is also the Manager;

(b)

to have such Member’s Capital Contribution repaid except to the extent provided in this Agreement;

(c)

to withdraw from the Company, except that any Member who is also a Manager may withdraw as a Manager;

(d)

to require partition of Company property or to compel any sale or appraisement of Company assets or sale of a deceased Member’s interest therein; or

(e)

to sell or assign such Member’s Membership Interest in the Company or to constitute the vendee or assignee thereunder a substituted Member, except as provided in Article 6 hereof.

§5.5

Limitation of Liability.  Each Member’s liability for the debts and obligations of the Company shall be limited as set forth in the Act.

§5.6

Liability of a Member to the Company.  A Member who knowingly receives a distribution or payment made by the Company in violation of the Articles or this Agreement may be liable to the Company under the Act.

§5.7

Admission to Membership.  A Person may become a new Member upon acquisition of a Membership Interest from the Company upon such terms and conditions as may be approved by the Manager.  Upon admission, each Member hereby agrees that such Member will take such reasonable actions requested by the Manager to cause, or will refrain from any action which would hinder the ability of, the Company to be treated as an association taxable as a partnership for federal income tax purposes.

ARTICLE 6:  TRANSFER OF COMPANY INTERESTS

§6.1

Transfer of Membership Interests.  Except as specifically provided in this Agreement, no Member may sell, assign, pledge, hypothecate, or in any manner transfer, or suffer or allow the same to occur, directly or indirectly, voluntarily or involuntarily, including, without limitation, any such transfer by operation of law (each such event hereinafter referred to as a “Transfer”), all or any part of such Member’s Membership Interest, unless:

(a)

(i) such Transfer is a Permitted Transfer, or (ii) if such Transfer is other than a Permitted Transfer such Transfer is approved by a majority of Managers, which approval may be withheld in the sole discretion of each Manager;

(b)

the Company has received a written instrument of transfer of such Membership Interest or the portion thereof intended to be transferred, which instrument shall be signed by the transferor Member and the transferee and shall contain the name and address of the transferee, the purchase price to be paid for the Membership Interest by the transferee and the transferee's express acceptance of and agreement to be bound by all of the terms and conditions of this Agreement pursuant to a written joinder agreement executed by the transferee;

(c)

all requirements of applicable state and federal securities laws have been complied with to the satisfaction of the Company after consultation with legal counsel to the Company;

(d)

such Transfer will not result in the Company's loss of any exemption (federal or state) from the registration of the sale of securities relied upon in its offering of the Membership Interests;

(e)

the transferor Class B Member has paid or caused to be paid all reasonable costs of the Company related to such transfer, including, without limitation, the reimbursement of all reasonable legal fees and expenses incurred by the Company in connection with such Transfer;

(f)

such Transfer will not result in the termination of the Company for federal income tax purposes; and

(g)

such Transfer will not result in the Company being classified as an association which is taxable as a corporation for federal income tax purposes.

Any Transfer in compliance with all of the conditions of this §6.1 shall bind the Company and the other Members and the transferee shall be treated as a substituted Member.

§6.2

Invalid Transfers.  Any Transfer that does not comply with all of the conditions of §6.1 shall not be recognized, shall be invalid and ineffective as to the Company and the Members, and the transferee of said Transfer shall not retain any rights of a member under the Act and shall not be entitled to:  (i) require any accounting of the Company’s transactions; (ii) inspect the Company’s books and records; (iii) require any information from the Company; or (iv) exercise any privilege or right of a Member which is not specifically granted to a non-substituted transferee of a limited liability company interest under the Act.

§6.3

Compliance with Securities Act of 1933.  No Member’s interest in the Company has been registered under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) of such act.  Notwithstanding any other provisions in this Agreement, no interest in the Company of a Member may be offered for sale, sold, transferred or otherwise disposed of unless, at the expense of the transferring Member, the Company has received an opinion of counsel for the Company or counsel acceptable to its counsel, to the effect that such transfer is exempt from registration under the Securities Act of 1933 and is in compliance with all applicable federal and state securities laws and regulations.  The Managers may, in their sole discretion, waive the requirements of this section with respect to the transfer of any interest, but any such waiver shall not constitute a waiver of any subsequent transfer of such interest or the transfer of any other interest.

§6.4

Allocations and Distributions with Respect to Transferred Membership Interests.  If any transfer of a membership interest in the Company permitted by this Agreement occurs during a fiscal year (whether or not the assignee is admitted as a substituted Member), then all allocations of Profits and Losses attributable to the transferred membership interest for such year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such fiscal period, using any convention or method of allocation selected by the Managers which is then permitted under Code Section 706 and the regulations promulgated thereunder.  All distributions of Net Cash Flow made prior to the effective date of any such transfer shall be made to the transferor and any such distributions made after the effective date of such transfer shall be made to the transferee.

ARTICLE 7:  WITHDRAWAL, DEATH, BANKRUPTCY OR DISSOLUTION

OF MEMBERS AND MANAGER

§7.1

Withdrawal of Member.  A Member may only withdraw from the Company with the consent of the Manager.

§7.2

Death or Bankruptcy of Member.  Upon the death or bankruptcy of an individual Member or the bankruptcy, dissolution or other cessation to exist as a legal entity of a Member not an individual, and after such time as the Company shall have received written notice thereof, the authorized representative of such individual or entity shall have all of the rights of a Member for the purposes of effecting the orderly winding up and disposition of the affairs of such individual or entity.

ARTICLE 8:  AMENDMENT OF THE AGREEMENT

§8.1

Amendments by Managers.  This Agreement may be amended by the Managers without the approval of any Member provided that such amendment is:

(a)

Solely for the purpose of clarification and does not change the substance hereof;

(b)

For the purpose of substituting or deleting a Member or admitting an additional Member in accordance with the provisions of this Agreement, or deleting a Manager;

(c)

For the purpose of reflecting a change in the amount or character of the contribution of any Member;

(d)

Otherwise in implementation of the terms of this Agreement; or

(e)

In the opinion of counsel for the Company, necessary or appropriate to satisfy current requirements of the Code with respect to partnerships or any federal or state securities laws or regulations.

Any amendment made pursuant to subsection (a), (d) or (e) may be made effective as of the date of this Agreement.  All Members shall be notified as to the substance of any amendment to this Agreement and upon request shall be furnished a copy thereof.

§8.2

Other Amendments.  All other amendments to this Agreement shall require the approval of the Manager, the Class A Members and a Voting Majority of the Class B Members; provided, however, no amendment, unless adopted with the written consent of the affected Members may: (a) create an obligation on a Member to contribute to the capital of the Company or to loan funds to the Company; or (b) increase any Member’s liability for the debts and obligations of the Company.

ARTICLE 9:  TERMINATION, DISSOLUTION AND LIQUIDATION OF THE COMPANY

§9.1

Events of Dissolution.  Upon the expiration of the term of the Company set forth in §1.5, any event described herein which causes dissolution and the failure of the Members to elect to continue the Company, or upon the determination by the Manager that in its sole discretion it is no longer profitable, feasible or advantageous to operate the business of the Company, the Company shall be dissolved and liquidated in accordance with the provisions of this Article.

§9.2

Liquidation.

(a)

Upon the dissolution of the Company, the then Manager, or, if there be none, the Liquidating Trustee appointed pursuant to §9.3, shall proceed with the liquidation of the Company, and the liquidation proceeds shall be applied in the following order:

(i)

To creditors in order of priority as provided by law, except for any indebtedness owing to any Member.

(ii)

To the establishment of any reserves that may be deemed by the Manager or other persons having control of the liquidation proceedings to be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

(iii)

To the Members in satisfaction of any indebtedness owing to them; and

(iv)

To the Members in accordance with §3.8, above.

(b)

Upon liquidation of the Company, no Member shall be required to contribute any amount to the Company solely because of a deficit balance in its Capital Account and any such deficit balance shall not for any purpose be considered an asset of the Company.

(c)

For purposes of the liquidation of the Company assets, the discharge of its liabilities and the distributions of the remaining funds among the Members as above described, the Manager or Liquidating Trustee shall have the authority on behalf of the Company to sell, convey, exchange or otherwise transfer the assets of the Company for such consideration and upon such terms and conditions as it deems appropriate.  The Manager or the Liquidating Trustee, in its sole discretion, may make distributions in kind to Members.  The Manager shall have the authority to purchase any Company assets at the appraised fair market value.  A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities of the Company to creditors to enable the Company to minimize normal losses during a liquidation period.  Any return of all or any portion of the contributions made by a Member to the capital of the Company shall be made solely from Company assets, and the Manager shall not be personally liable for any such return, except to the extent provided in the preceding subsection.

§9.3

Election of Liquidating Trustee.  In the event there is no Manager at the time of dissolution, the Members shall elect, by a vote of majority in interest of all Interests, one of the Members or any other person, firm or corporation of their choice to act as liquidating trustee (“Liquidating Trustee”) in the liquidation of the  business in accordance with the provisions of this Article.

§9.4

Statements.  Each of the Members shall be furnished with a statement prepared by the Company’s accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.  When the then Manager, or if there be none, the Liquidating Trustee, has complied with the distribution plan set forth in this Article, the Manager or the Liquidating Trustee, as the case may be, shall execute and cause to be filed a certificate of dissolution of the Company.

ARTICLE 10:  POWER OF ATTORNEY

§10.1

Appointment of Manager as Attorney.  In order to facilitate amendments of this Agreement which require the signatures of each Member or a specified Member and a proposed additional or substituted Member and the preparation and signing of other documentation in connection with the Company, each Member by his or her signature hereto irrevocably makes, constitutes and appoints each Manager, each person who shall hereafter become a Manager, and each of them, his true and lawful attorney in his name, place and stead with the power from time to time to make, execute, swear to, acknowledge, verify, deliver, file, record and publish:

(a)

All certificates or other instruments which may be required to be filed by the Company under the laws of the State of Florida or of any other state or jurisdiction in which the Company shall transact business or in which the Manager shall deem it advisable to file;

(b)

All documents, certificates or other instruments, including, without limiting the generality of the foregoing, any and all amendments and modifications of this Agreement or of the instruments described in this §10.1 which may be required or deemed desirable by the Manager to effectuate the provisions of any part of this Agreement and by way of extension and not in limitation to do all such other things as shall be necessary to continue the Company under the laws of the State of Florida and of any state or jurisdiction in which it shall do business;

(c)

All documents, certificates or other instruments deemed desirable by the Manager or required in connection with amendments to this Agreement which the Manager may make without the approval of any Member pursuant to this §10.1; and

(d)

All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company or the organization of any new limited liability company occurring by the withdrawal, death, bankruptcy, liquidation, dissolution, adjudication of insanity or incompetency or other cessation of existence of all Managers as hereinbefore provided.

§10.2

Power of Attorney Irrevocable.  It is expressly intended by each Member that the foregoing power of attorney is a special power of attorney coupled with an interest in favor of each Manager, and as such shall be irrevocable and shall survive the death, incompetence or adjudication of insanity (and, in the case of a Member that is not a natural person, the merger, dissolution or other termination of existence) of a Member.

§10.3

Survival of Power of Attorney on Transfer.  The foregoing power of attorney shall survive the delivery of an assignment by any Member of the whole or any portion of its interest in the Company, except that where an assignee of such interest has been approved by the Manager as a substituted Member, then the foregoing power of attorney of the  assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, swear to, acknowledge and file any and all instruments necessary to effectuate such substitution.  The power of attorney may be exercised by facsimile signature of a Manager or by listing all of the Members executing, swearing to or acknowledging any instrument with a single signature of a Manager, acting as attorney-in-fact for all of them.

ARTICLE 11:  MISCELLANEOUS PROVISIONS

§11.1

Notices.  Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed, if sent by facsimile, with receipt confirmed by telephone, or if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s, Manager’s or the Company’s address, as appropriate, as set forth in this Agreement or as notified by such Member or Manager.  Except as otherwise provided herein, any such notice shall be deemed to be given five (5) business days after the date on which the same was duly mailed, if sent by registered or certified mail, or on the date of receipt, if personally delivered or transmitted to the telephone number supplied to the Company as the Member’s or Manager’s facsimile number by the Member or Manager to whom the notice is sent, with receipt confirmed by telephone.

§11.2

Waiver of Notice.  When any notice is required to be given to any Member or Manager, a waiver thereof in writing signed by the Member or Manager entitled to such notice, whether before, at, or after the Member or Manager is entitled to such notice, and whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

§11.3

Application of Florida Law.  This Agreement and its application and interpretation shall be governed exclusively by its terms and by the laws of the State of Florida.

§11.4

Waiver of Action for Partition.  Each Member irrevocably waives during the term of existence of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

§11.5

Execution of Additional Instruments.  Each Member shall execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations or to carry out the purposes of this Agreement.

§11.6

Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

§11.7

Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions hereof.

§11.8

Waivers.  The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

§11.9

Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

§11.10

Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

§11.11

Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions and agreements in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

§11.12

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, binding on all parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Operating Agreement as of the date first set forth herein.

Initial Managers:

Alexander Bafer

Christopher Leone

Class A Member:

York Entertainment, Inc.

Signature:
Printed Name:	Alexander Bafer
Title:	Chief Executive Officer

Class B Member:

Nicholas Turturro

SCHEDULE A

Updated as of: June 1, 2010

York Productions, LLC

Address of Principal Office of the Company	Name and Address of the Managers of the Company	Name and Address of Agent of the Company for Service of Process
2200 NW Corporate Blvd. Suite 303 Boca Raton, Florida 33431	Alexander Bafer and Christopher Leone 2200 NW Corporate Boulevard, Suite 303, Boca Raton, Florida 33431	Alexander Bafer 2200 NW Corporate Blvd. Suite 303 Boca Raton, Florida 33431

Name and Business Address of Class A Members	Capital Contribution	Percentage Interest	No. of Class A Interests
York Entertainment, Inc. 2200 NW Corporate Blvd., Suite 303 Boca Raton, Florida 33431	*	60%	6,000

Name and Business Address of Class B Members	Capital Contribution	Percentage Interest	No. of Class B Interests
Nicholas Turturro 5232 Beckford Ave Tarzana, CA 91356	*	40%	4,000

*   The terms of the Capital Contribution are described in §2.1 of this Agreement.